Exhibit 10.2

FORM OF
DEFERRED STOCK UNIT AWARD AGREEMENT
PURSUANT TO THE
VEREIT, INC.
EQUITY PLAN
THIS AGREEMENT (the “Agreement”) is made as of ___________, by and between VEREIT, Inc., a Maryland corporation with its principal office at 2325 E. Camelback Road, Phoenix, Arizona 85016 (the “Company”), and ___________ (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the VEREIT, Inc. Equity Plan (approved by the Board on September 6, 2011) (as such plan may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Compensation Committee of the Board, has the ability to grant awards of deferred stock units to directors, officers and employees of the Company, among certain others;
WHEREAS, the Participant has voluntarily elected to participate in the Independent Director’s Deferred Director Compensation Program for ___________; and
WHEREAS, subject to the terms and conditions of this Agreement and the Plan, the Board has determined that the Participant, as a director of the Company, shall be awarded DSUs (defined below) in the amount set forth below.
NOW, THEREFORE, the Company and the Participant agree as follows:
1. Award of DSUs. Subject to the terms, conditions and restrictions of the Plan and this Agreement, the Company hereby awards to the Participant ___________ deferred stock units (the “DSUs”) on the date hereof (the “Grant Date”). Subject to the terms of this Agreement, each DSU represents the right to receive one share of Common Stock of the Company, par value $0.01 (“Common Stock”). The Participant shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the DSUs until such time as the shares of Common Stock have been issued and delivered to the Participant in accordance with Section 5 of this Agreement. Any fractional amounts shall be rounded to the nearest whole share.
2. Vesting. The DSUs are fully vested on the Grant Date.
3. Dividend Equivalents. Prior to the Settlement Date (as defined below), whenever dividends (other than dividends payable only in shares of Common Stock) are paid with respect to Common Stock, the Participant shall be credited with a cash credit equal to the dividend value per share of Common Stock multiplied by the number of DSUs set forth in Section 1 of this Agreement, as adjusted pursuant to the corporate reorganization provision of Section 5(b) of the Plan (the “Dividend Credit”). On the last dividend payment date of a calendar year, an amount of DSUs

Exhibit 10.2

shall then be granted to Participant equaling the Dividend Credit for such calendar year through the last dividend payment date of such calendar year divided by the average of the closing prices of the Common Stock on each dividend payment date for such calendar year (including the last dividend payment date). Any fractional amounts shall be rounded to the nearest whole share.
4. Settlement. On the earlier of (a) the Participant’s Separation from Service (as defined in the Plan), (b) death, or (c) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (a “Change of Control”) (the “Settlement Date”), the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of DSUs granted pursuant to this Agreement, as adjusted pursuant to the corporate reorganization provisions of Section 5(b) of the Plan. Notwithstanding the above, (i) upon a Separation of Service or death, any Dividend Credits contemplated by Section 3 hereof that have not been converted to DSUs as of the Settlement Date will be settled in Common Stock by dividing such Dividend Credits by the average of the closing prices of the Stock on the New York Stock Exchange on the respective dividend payments dates from that year in accordance with the formula set forth in Section 3 hereof, and (ii) upon a Change of Control, any Dividend Credits contemplated by Section 3 hereof that have not been converted to DSUs as of the Settlement Date shall become immediately payable in cash.
5. Taxes. If applicable, no later than on the Settlement Date, (a) the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, the minimum statutory amount to satisfy any Federal, state or local income, employment, payroll or other taxes or obligations of any kind required by law to be withheld in respect of the DSUs vesting on the applicable Vesting Date and (b) if requested by the Participant by prior written instruction, the Company shall satisfy such liability by deducting from any settlement of shares of Common Stock and/or cash otherwise due to the Participant on the Settlement Date a number of shares of Common Stock and cash having an aggregate value equal to the minimum statutory amount of such taxes or obligations required by law to be withheld in respect of the DSUs.
6. No Obligation to Continue Service. Neither the execution of this Agreement nor the issuance of the DSUs hereunder constitutes an agreement by the Company or any of its affiliates to continue the Participant’s service during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any DSUs are outstanding.
7. Miscellaneous.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.

Exhibit 10.2

(b) This award of DSUs shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the DSUs, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Board may make equitable adjustments to the DSUs pursuant to Section 5(b) of the Plan in the event that it determines that any corporate reorganization or similar event as described therein has affected the Common Stock.
(c) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.
(d) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(e) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(g) All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to VEREIT, Inc. at 2325 E. Camelback Road, Phoenix, AZ 85016, Attn: Chief Financial Officer.
(h) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.
8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between

Exhibit 10.2

the Company and the Participant. Notwithstanding the foregoing, Section 8 (entitled “Excise Tax”) of the Plan shall not be applicable to the Participant with respect to the DSUs under this Agreement.
9. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the Company. Electronic delivery may be via an electronic mail system or by reference to a location on the Company’s intranet to which the Participant has access. The Participant consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VEREIT, INC.

By: __________________________________________
Name:
Title:

Participant

_______________________________